Exhibit 99


               NUTECH DIGITAL ANNOUNCES INVESTOR CONFERENCE CALL;
              CEO TO DISCUSS SUCCESSFUL EXECUTION OF STRATEGIC PLAN

LOS ANGELS, Calif., November 8,2004 (BUSINESS WIRE) -- NuTech Digital, Inc. (OTCBB:NTDL), a leader in Digital Rights Management (DRM) technology for the secure Internet distribution of entertainment content. NuTech Digital is a pioneer in the home entertainment product market, with more than 600 exclusive DVD titles and a growing library of High Definition music concerts. NuTech Digital offers original and licensed content via a worldwide network of distributors, retailers and Internet entities, today announced an investor conference call to be held at 4:15 p.m. Eastern Standard Time on Tuesday November 16,2004. Lee Kasper, NuTech's President and CEO, will host the call.

"We are unwavering in our commitment to maximum disclose and transparency," stated Mr. Kasper. "As a result, given the significant number of events which have occurred for NuTech over the last several months, we believe an in-depth discussion of our activities with the investment community is called for. Our Digital Rights Management technology and the success of our recent online demonstrations is a clear indication of the high level of interest being expressed by investors in our burgeoning company. The Company recently launched its Platinum Concert Series with plans to produce and distribute 12 or more concert DVDs annually featuring the biggest names in music today."

Interested parties may hear the conference call by telephone.

Instructions for hearing the conference call:

Conference Participant:
1. At the specified time, dial 1.800.977.8002 (1.404.920.6650 for International and Atlanta Area).
2. When prompted, enter your Conference Code followed by #.
3. Your Conference Code is 253674#.

Star Commands:
*4 - Volume - Pressing *4 will increase / decrease the volume in a conference. *6 - Mute - Participants can mute / unmute their own lines by pressing *6.

To hear a recording of the call (available immediately following the call by telephone for 30 days after the call takes place):
Call 1-800-977-8002 in the United States or Canada or;
Call 1-404-920-6650 in the Atlanta Area or Internationally
Pin Code: Press * then 253674.

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CAUTIONARY STATEMENT

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that if they never materialize or prove incorrect, could cause NuTech Digital, Inc.'s results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in NuTech Digital, Inc.'s reports filed with the Securities and Exchange Commission.

FOR INVESTOR RELATIONS:
NuTech Digital Inc.
Lee Kasper 818-994-3831, Ext. 12
lee@nutechdigital.tv

Source: NuTech Digital, Inc.